For Immediate Release: June 11, 2015
Jennifer Nahas
Vice President, Marketing
Griffin Capital Corporation
jnahas@griffincapital.com
Office Phone: 949-270-9332
Cell Phone: 949-433-6860

Griffin Capital Essential Asset REIT Completes Acquisition of Signature Office REIT

El Segundo, Calif. (June 11, 2015) - Griffin Capital Corporation (“Griffin Capital”) announced today, on behalf of Griffin Capital Essential Asset REIT, Inc. (“GCEAR”), the completion of the merger with Signature Office REIT, Inc. (“Signature”), forming a combined company with a total capitalization of approximately $3.0 billion comprised of 70 properties in 20 states and consisting of approximately 15.9 million square feet. Under the terms of the merger agreement, each share of Signature common stock has been converted into 2.04 newly issued shares of GCEAR common stock.
As part of the merger, GCEAR acquired a real estate portfolio comprised of 15 buildings located on 13 properties, encompassing over 2.6 million square feet, situated across eight states. The portfolio consists mostly of business essential properties for tenants that include, among others, State Farm Mutual Auto Insurance Company, GE Oil & Gas, Inc., Time Warner Cable Southeast, LLC, and NEC Corporation of America. The addition of these assets is highly complementary to GCEAR’s existing portfolio, which is primarily composed of single-tenant office and industrial real estate assets that serve as business essential facilities for a diverse and robust roster of blue-chip, Fortune 500 companies.

Commenting on the merger, Kevin Shields, Griffin Capital’s Chairman and Chief Executive Officer, stated, “We are excited to welcome the Signature stockholders to GCEAR. This high-quality diversified portfolio adds depth and breadth to GCEAR, which now has a total capitalization of approximately $3 billion. The additional scale provides us and our stockholders, including the former Signature stockholders, with greater potential to execute a value-enhancing liquidity event.”
Michael J. Escalante, Griffin Capital’s Chief Investment Officer, added, “With this acquisition, we have added a number of properties that serve as business essential assets for tenants in complementary areas for our portfolio. These new properties include key regional and national operating facilities that we believe provide steady cash flow and greater geographic diversity.”
Robert A. Stanger & Co. acted as financial advisor for GCEAR, and Baker, Donelson, Bearman, Caldwell & Berkowitz, PC served as legal advisor for GCEAR. Eastdil Secured, LLC a division of Well Fargo Securities, LLC acted as financial advisor for Signature.
About Griffin Capital Essential Asset REIT and Griffin Capital Corporation
Griffin Capital Essential Asset REIT, Inc. is a publicly registered non-traded REIT with a portfolio that currently includes 70 office and industrial distribution properties totaling approximately 15.9 million rentable square feet. The REIT’s sponsor is Griffin Capital Corporation (“Griffin Capital”), a privately-owned real estate company headquartered in Los Angeles. Led by senior executives each with more than two decades of real estate experience collectively encompassing over $20 billion of transaction value and more than 650 transactions, Griffin Capital and its affiliates have acquired or constructed approximately 39 million square feet of space since 1995. Griffin Capital and its affiliates manage, sponsor and/or co-sponsor a portfolio consisting of approximately 24.2 million square feet of space, located in 28 states, representing approximately $4.0 billion in asset value. Additional information about Griffin Capital is available at www.griffincapital.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the REIT’s prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

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